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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                Current Report

                 Filed pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) April 10, 2001

                           PRENTISS PROPERTIES TRUST
                           -------------------------
            (Exact name of registrant as specified in its charter)



          MARYLAND                      1-14516                 75-2661588
(State or Other Jurisdiction          (Commission            (I.R.S. Employer
     of Incorporation)               file number)         Identification Number)


            3890 West Northwest Hwy, Suite 400, Dallas, Texas 75220
                   (Address of principal executive offices)

                                (214) 654-0886
             (Registrant's telephone number, including area code)


                                      N/A

         (Former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets.

          Reference is made to the disclosure contained in the Current Report on Form 8-K filed by the Company on March 22, 2001 (the "March 8-K"). On April 10, 2001, Prentiss Properties Trust ("PPT"), through Prentiss Properties Acquisition Partners, L.P. (collectively with PPT, the "Company"), completed its acquisition of the Acquisition Properties and disposition of the Disposition Properties (as defined in the March 8-K) (other than the 103,000 square foot office building under development and approximately six acres of related developable land at 935 First Avenue in King of Prussia, Pennsylvania). The closing of the 935 First Avenue property, as contemplated by the original purchase agreement relating to this property, is subject to the resolution of a dispute with the limited partners which currently own the property with the Company.

Item 7.  Financial Statements, Pro Forma Information and Exhibits.

     (a)  Financial Statements of Business Acquired

          The required financial statements of the Acquisition Properties will be included in an amendment to this Current Report 8-K to be filed no later than June 22, 2001.

     (b)  Pro Forma Financial Information

          The acquired pro forma financial information which gives effect to the Company's acquisition of Acquisition Properties will be included in an amendment to this Current Report on Form 8-K to be filed no later than June 22, 2001.

     (c)  Exhibits

          10.1 Fourteenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Prentiss Properties Acquisition Partners, L.P.

          99.1  Press Release, dated April 10, 2001.

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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PRENTISS PROPERTIES TRUST

Date:  April 23, 2001                   /s/ Thomas P. Simon
                                        ---------------------------
                                        Thomas P. Simon
                                        Senior Vice President and
                                        Chief Accounting Officer

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